UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 14, 2004

Internap Network Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

On December 17, 2004, the Board of Directors of Internap Network Services Corporation (the “Company”) elected, effective December 17, 2004, Ms. Patricia L. Higgins as a member of the Company’s Board of Directors. There is no arrangement or understanding between the Company and Ms. Higgins pursuant to which Ms. Higgins was elected as a director. Ms. Higgins will be named by the Board of Directors to serve on the compensation committee. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Dr. Daniel C. Stanzione, who was elected to the Board of Directors on October 28, 2004, will also be named to serve on the compensation committee.

On December 14, 2004, Robert D. Shurtleff, Jr. resigned from the Company’s Board of Directors to pursue other interests effective December 17, 2004. Mr. Shurtleff began serving the Company’s Board of Directors in January 1997 and also served on the Company’s compensation committee. There was no disagreement between Mr. Shurtleff and the Company relating to the Company’s operations, policies or practices.

On December 17, 2004, Walter G. DeSocio, Vice President, Chief Administrative Officer and General Counsel resigned from the Company to pursue other interests effective January 2, 2005. There was no disagreement between Mr. DeSocio and the Company relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press Release Dated December 22, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: December 22, 2004	By:	/s/ David A. Buckel
David A. Buckel
Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated December 22, 2004